LAKE ARIEL BANCORP, INC.
                              PROXY
     ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
APRIL 29,1997
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS


          The undersigned hereby constitutes and appoints Kerry Nix and Joseph Collins and each and any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Lake Ariel Bancorp, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at The Waterfront
Banquet and Conference Center at Ehrhardt's, Hawley, Pennsylvania 18428, on Tuesday, April 29, 1997 at 11:00 a.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.   ELECTION OF CLASS 2 DIRECTORS

[    ] For all nominees listed   [    ] WITHHOLD AUTHORITY
       below (except as marked          to vote on all
         to the contrary below)        nominees listed below

     (INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE
PROVIDED BELOW.)

                Bruce D. Howe and Peter O. Clauss

___________________________________________________________

2.   Ratification of the Corporation's 1997 Stock Option
Plan.

               [    ]    FOR            [    ]    AGAINST

3. Ratification of the selection of Parente, Randolph, Orlando, Carey & Associates, Certified
Public Accountants, as the independent auditors of the Corporation for the fiscal year ending December 31, 1997.

               [    ]    FOR            [    ]    AGAINST

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.


          THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL
NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3.

   Dated ____________________________, 1997


_______________________________________


_______________________________________
Signature(s)

Number of Shares Held of
Record on March 18, 1997:


          THIS PROXY MUST BE DATED, SIGNED BY THE
SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE
ENCLOSED ENVELOPE.  WHEN SIGNING AS ATTORNEY,
EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE
FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN.  IF
STOCK IS HELD JOINTLY, EACH OWNER MUST SIGN.


[PROXY STATEMENT]
[LOGO]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



TO THE SHAREHOLDERS OF LAKE ARIEL BANCORP, INC.:

          Notice is hereby given that the Annual Meeting of Shareholders of Lake Ariel Bancorp, Inc. (the "Corporation") will be held at 11:00 a.m., prevailing time, on Tuesday, April29, 1997, at The Waterfront Banquet and Conference Center at Ehrhardt's, Hawley, Pennsylvania 18428, for the following purposes:

          1. To elect two Class 2 directors to serve for a three-year term and until their successors are duly elected and qualified;

          2.   To approve the Corporation's 1997 Stock
Option Plan;

          3. To ratify the selection of Parente, Randolph, Orlando, Carey & Associates, Certified Public Accountants of Scranton, Pennsylvania as the independent auditors of the Corporation for the fiscal year ending December31, 1997; and

          4.   To transact such other business as may
properly come before the Annual Meeting and any adjournment or postponement thereof.


          Only those shareholders of record at the close of business, at 5:00 p.m., on Tuesday, March18, 1997, will be entitled to notice of and to vote at the Annual Meeting.

          A copy of the Corporation's Annual Report for the fiscal year ended December31, 1996, is being mailed with this notice.

          You are urged to mark, sign, date and promptly return your proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors



Bruce D. Howe, President

March 27, 1997


[LOGO]

PROXY STATEMENT FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD APRIL29, 1997


GENERAL


Introduction, Date, Place and Time of Meeting

     This Proxy Statement is being furnished for the solicitation by the Board of Directors of Lake Ariel Bancorp, Inc. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held at The Waterfront Banquet and Conference Center at Ehrhardt's, Hawley, Pennsylvania 18428, on Tuesday, April29, 1997, at 11:00 a.m., prevailing time, or at any adjournment or postponement of the Annual Meeting.

     The main office of the Corporation is located at LA Bank, N.A., Route 191, Lake Ariel, Pennsylvania 18436. The telephone number for the Corporation is (717) 698-5695. All inquiries should be directed to Louis M. Martarano, Vice President of the Corporation. This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on March27, 1997.


Solicitation

     Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted for the election of the two nominees for Class 2 director named below, for the approval of the Corporation's 1997 Stock Option Plan, and for the approval of Parente, Randolph, Orlando, Carey & Associates, Certified Public Accountants, as the independent auditors for the fiscal year ending December31, 1997. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person.

     The cost of preparing, assembling, mailing and soliciting proxies will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation intend to solicit proxies personally, by telephone and by telefacsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.


Right of Revocation

     A shareholder who returns a Proxy may revoke it at any time before it is voted by: (1)delivering written notice of revocation to Louis M. Martarano, Vice President and Assistant Secretary, Lake Ariel Bancorp, Inc., Post Office Box 67, Route 191, Lake Ariel, Pennsylvania 18436, telephone: (717)698-5695; (2) executing a later-dated Proxy and giving written notice thereof to the Assistant Secretary of the Corporation or (3) voting in person after given written notice to the Assistant Secretary of the Corporation.


Voting Securities, Record Date and Quorum

     At the close of business on March18, 1997, the Corporation had outstanding 1,771,328 shares of common stock, $.42 par value per share. No shares of preferred stock, $1.25 par value per share, were issued and outstanding. A majority of the outstanding shares of the common stock will constitute a quorum at the Annual Meeting.


     Only holders of common stock of record at the close of business on March18, 1997, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of common stock is entitled to one vote.

     Under Pennsylvania law, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the two nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders is required for the approval of the Corporation's 1997 Stock Option Plan and the ratification of the selection of independent auditors. Abstentions and broker non-votes are not votes cast and therefore do not count either for or against such respective approval and ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each such matter by reducing the total number of shares voted from which the required majority is calculated.


PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK


Principal Owners

     The following table sets forth, as of March18, 1997, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Corporation's outstanding Common Stock so owned.

                                     Percent of Outstanding
                 Shares Beneficially Common Stock
Name and Address     Owned (1)       Beneficially Owned

Bruce D. Howe(4)(11)     179,253        10.1%
R.D. #6, Box 6332
Lake Ariel, PA 18436

John G. Martines(5)(13)  102,401        5.6%
R.D. #1 Newton Lake
824 Sunset Avenue
Carbondale, PA 18407

Beneficial Ownership by
Officers, Directors and Nominees

          The following table sets forth as of March18, 1997, the amount and percentage of the Common Stock of the Corporation beneficially owned by each director, each nominee, each executive officer, and all officers and directors of the Corporation as a group.

Name of Individual  Amount and Nature of       Percent
or Identity of Group Beneficial Ownership(1)(2) of Class

Donald E. Chapman(3)(6)             59,753       3.4%
Peter O. Clauss(4)(7)               25,632       1.4%
Arthur M. Davis(3)(8)               35,319       2.0%
Joseph J. Earyes(9)                 17,917       1.0%
William C. Gumble(3)(10)            53,740       3.0%
Bruce D. Howe(4)(11)               179,253      10.1%
Louis M. Martarano(12)              37,902       2.1%
John G. Martines(5)(13)            102,401       5.6%
Harry F. Schoenagel(5)(14)          43,201       2.4%

All Officers and Directors
 as a Group (7 directors,
 5 officers, 9 persons in total)   555,118      29.6%

________________
(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission ("SEC") and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March18, 1997. Beneficial ownership may be disclaimed as to certain of the securities.
(2)  Information furnished by the directors and the
Corporation.
(3)  A Class 1 Director Whose Term Expires in 1998
(4) Nominees for Class 2 Director Whose Term Will Expire in 2000 and current Class 2 Directors Whose Term Expires in 1997.
(5)  A Class 3 Director Whose Term Expires in 1999.
(6) Of the 59,753 shares beneficially owned by Donald E. Chapman, 17,281 are owned by him individually; 37,902 are owned jointly with his spouse; 2,754 are held individually by his spouse; 1,168 are held jointly with his son; and 648 shares are held individually by his son who has the same home.
(7) Of the 25,632 shares beneficially owned by Peter O. Clauss, 9,075 are held by him individually, 12,947 are owned jointly with his wife; and 3,610 are owned individually by his spouse.
(8) Of the 35,319 shares beneficially owned by Arthur M. Davis, 15,965 are owned by him individually; 17,817 are owned jointly with his wife; and 1,537 are owned by Lake Ariel Hardware & Supply Co., Inc., of which Mr. Davis is President.
(9) Of the 17,917 shares beneficially owned by Joseph J. Earyes, 6,116 are owned by him individually, 1,301 are held jointly with his spouse; and 10,500 shares may be acquired at any time by the exercise of stock options.
(10) All shares are held individually.
(11) Of the 179,253 shares beneficially owned by Bruce D. Howe, 160,433 are owned by him individually; 17,005 are owned jointly with his spouse; and 1,815 are owned individually by his spouse.
(12) Of the 37,902 shares beneficially owned by Louis M.
Martarano, 1,182 are owned by him individually;   8,367 are
owned jointly with his wife; 1,402 shares held as custodian for his two sons; 701 shares as custodian for his daughter; and 26,250 shares may be acquired at any time by the exercise of stock options.
(13) Of the 102,401 shares beneficially owned by John G. Martines, 7,755 are owned by him individually; 20,000 are held jointly with his spouse; 6,396 are held individually by his spouse; and 68,250 shares may be acquired at any time by the exercise of stock options.
(14) Of the 43,201 shares beneficially owned by Harry F. Schoenagel, 16,912 are owned by him individually; 3,150 are owned jointly with his spouse; and 23,139 are owned by his spouse individually.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities (in this case the Corporation's Common Stock), to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the period
January1, 1996 through December31, 1996, all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with.


ELECTION OF DIRECTORS
(ITEM 1)


     The Corporation has a classified Board of Directors with staggered three-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. Thus, at each Annual Meeting of Shareholders successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

     In addition, there is no cumulative voting for the election of directors. Each share of common stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns 100 shares of common stock, he or she may cast up to 100 votes for each of the nominees for director in the class to be elected.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the two nominees for Class 2 Director named below. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of vacancy. Election of a nominee to the office of director will require an affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting.


INFORMATION AS TO NOMINEES,
DIRECTORS AND EXECUTIVE OFFICERS

          The following table contains certain information with respect to the nominees and the directors whose terms of office expire in 1997, 1998 and 1999, respectively.


                   Principal Occupation      Director Since
Name           Age for Past Five Years
                   Corporation/Bank

Nominees for Class 2 Directors Whose Term Will Expire in
2000 and Current Class 2 Directors Whose Term Expires In
1997

Bruce D. Howe 65 President of John T. Howe, Inc.   1983/1977
(3)(4)(5)        (a company that operates local
                 fuel and heating oil companies,
                 a motel and an interstate truck
                 stop) and President of Howe's
                 Twin Rocks, Inc. (a local restaurant).


Peter O. Clauss  67   Retired; Former President of 1988/1988
(1)(2)                C & D Builders Inc.
                      (construction of residential and
                      light commercial buildings)


Class 1 Directors Whose Term Expires In 1998

Donald E. Chapman 60 Self-employed insurance broker1983/1972
(1)(2)(4)(6)(7)      and real estate developer


Arthur M. Davis   69  President of Lake Ariel  1983/1969
(3)(5)(7)             Hardware & Supply Co., Inc.

William C. Gumble 59  Retired Attorney-at-law  1985/1985
(3)(4)(5)(6)(7)


Class 3 Directors Whose Term Expires in 1999

John G. Martines 50  President of the Bank and     1983/1979
(1)(3)(5)(7)         Chief Executive Officer of
                     the Corporation

Harry F. Schoenagel 61Partner of Schoenagel and   1985/1985
(1)(2)(6)(7)          Schoenagel (general civil
                      engineering and surveying)

_____________________________
(1) Member of the Loan Review Committee of the Bank. This committee reviews past due and classified loans and actions to be taken. Moreover, this committee determines the adequacy of the loan loss reserve and the amount to be charged for the provision of loan losses. The committee met four (4) times in 1996.
(2) Member of the Audit Committee of the Bank. This committee reviews the reports of the auditors and the results of examinations by the Federal Reserve System and Comptroller of the Currency. This committee makes recommendations to the Board based upon a review of the reports and regulatory examinations. This committee met four (4) times in 1996.
(3) Member of the Asset/Liability Management Committee of the Bank. This committee reviews quarterly the asset/liability management report and the investment portfolio. In addition, this committee reviews strategies for GAP analysis, liquidity, tax position and various profitability ratios. Moreover, this committee determines product pricing and development. This committee met four
(4) times in 1996.
(4) Member of the Executive Committee of the Bank. This committee reviews annually the profit sharing and benefit plans of the Bank as well as salaries and promotions. The committee makes recommendations to the Board of Directors of the Bank on changes in the employee benefit plans, compensation, promotions and the contribution to the profit sharing plan. This committee also reviews non-personnel matters such as bank expansion and profitability. This committee met two (2) times in 1996.
(5) Member of the Loan Committee of the Bank. This committee meets to consider and recommend approval of loans in the principal amount of $100,000 or more. Directors receive no additional compensation for attendance at meetings of this committee. This committee met twenty-four (24) times in 1996.
(6) Member of Benefit/Compensation Committee of the Bank. This committee meets to perform on annual review of executive salary increases and executive stock option grants. This committee met two (2) times in 1995.
(7) Member of 401(k) Committee of the Bank. This committee meets to review semi-annual investment results of plan funds, makes recommendations and changes to available investment options, reviews IRS and DOL legal participation, discrimination and other issues, and recommends annual Bank contributions to plan. This committee met two (2) times in 1996.

     During 1996, the Board of Directors of the Corporation held six (6) meetings. Directors received no additional remuneration for attendance at meetings of the Board of Directors of the Corporation.

     Each of the Directors attended at least 75% of the combined total number of meetings of the Corporation's and Bank's Board of Directors and of the committees on which they serve.

     The Board of Directors of the Corporation has at present no standing committees. The Corporation does not have a nominating committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 202 of the Corporation's By-laws.


Executive Compensation

     The following table sets forth the total compensation for services in all capacities paid by the Corporation and the Bank (1)during 1996, 1995, and 1994, to the
Corporation's Chief Executive Officer and the Bank's
President, (2) during 1996, 1995 and 1994, to the
Corporation's Vice President and the Bank's Senior Vice
President and Chief Operating Officer, and (3) during
1996 and 1995, to the Corporation's Vice President and the Bank's Senior Vice President and Chief Financial Officer.
No other executive officer's annual salary and bonus exceeded $100,000 for the years presented and therefore is not required to be presented.







SUMMARY COMPENSATION TABLE

           Annual Compensation
                                              Securities
Name and                        Other Annual  Underlying   AllOther
Principal   Fiscal  Salary  Bonus Compensation Options/Compensation
             Year    ($)     ($)      ($)       SARs(#)    ($)
John G. Martines
(President of 1996  157,972  44,000 25,564 (1)   -(2)     22,612(3)
the Bank and Chief
Executive     1995  138,007  35,000 26,108 (4)  42,000(2) 19,498(5)
Officer of the
Corporation) 1994  130,005   30,000 19,811(6)  26,250(2) 21,435 (7)

Louis M. Martarano
(Senior Vice  1996 109,056   20,000     4,260(8)  -(2)    19,602(9)
President and
Chief
Operating     1995  97,154   13,500   8,796(10) 15,750(2)15,013(11)
Officer of the
Bank and Vice 1994  91,750   12,500   3,452(12) 10,500(2)15,903(13)
President of
the Corporation)

Joseph J.Earyes
(Senior Vice  1996  87,521   16,000     6,147(14)  -(2)  16,225(15)
President and
Chief
Financial     1995  70,207     6,500   4,345(16)10,500(2)11,398(17)
Officer of the
Bank and Vice
President and
Treasurer of the
Corporation)

1) Includes $6,825 paid on behalf of Mr. Martines for periodic club dues; $12,000 paid to Mr. Martines for directors' fees; $3,440 paid pursuant to the Salary Continuation Plan; and $3,299 representing the personal use value of a company-owned automobile.
(2)  For further information on these stock options, see
"Stock Option Plan" below.
(3) Of the $22,612 paid to Mr. Martines in 1996 as All Other Compensation, $2,632 and $3,230 was for life and medical insurance premiums, respectively; and $16,750 was accrued by the Corporation for the benefit of Mr. Martines pursuant to a profit-sharing/401(k) plan.
(4) Includes $6,148 paid on behalf of Mr. Martines for initial and periodic club dues; $12,000 paid to Mr. Martines for directors' fees; $4,791 paid pursuant to the Salary Continuation Plan;
and $3,169 representing the personal use value of a company-owned automobile.
(5) Of the $19,498 paid to Mr. Martines in 1995 as All Other Compensation, $2,098 and $3,888 was for life and medical insurance premiums, respectively; and $13,512 was accrued by the Corporation for the benefit of Mr. Martines pursuant to a profit-sharing/401(k) plan.
(6) Includes $3,405 paid on behalf of Mr. Martines for periodic club dues; $13,350 paid to Mr. Martines for directors' fees; $1,128 paid pursuant to the Salary Continuation Plan; and $1,928 representing the personal use value of a company-owned automobile.
(7) Of the $21,435 paid to Mr. Martines in 1994 as All Other Compensation, $2,073 and $4,362 was for life and medical insurance premiums, respectively; and $15,000 was accrued by the Corporation for the benefit of Mr. Martines pursuant to a profit-sharing retirement plan.
(8) Includes $1,852 paid on behalf of Mr. Martarano for periodic club dues and $2,408 representing the personal use value of a company-owned automobile.
(9) Of the $19,602 paid to Mr. Martarano in 1996 as All Other Compensation, $1,448 and $3,886 was for life and medical insurance premiums, respectively; and $14,268 was accrued by the Corporation for the benefit of Mr. Martarano pursuant to a profit-sharing/401(k) plan.
(10) Includes $6,500 paid on behalf of Mr. Martarano for initial and periodic club dues and $2,296 representing the personal use value of a company-owned automobile.
(11) Of the $15,013 paid to Mr. Martarano in 1995 as All Other Compensation, $1,022 and $4,281 was for life and medical insurance premiums, respectively; and $9,710 was accrued by the Corporation for the benefit of Mr. Martarano pursuant to a profit-sharing/401(k) plan.
(12) Includes $1,510 paid on behalf of Mr. Martarano for periodic club dues and $1,942 representing the personal use value of a company-owned automobile.
(13) Of the $15,903 paid to Mr. Martarano in 1994 as All Other Compensation, $1,050 and $4,428 was for life and medical insurance premiums, respectively; and $10,425 was accrued by the Corporation for the benefit of Mr. Martarano pursuant to a profit-sharing retirement plan.
(14) Includes $4,317 paid on behalf of Mr. Earyes for periodic club dues and $1,830 representing the personal use value of a company-owned automobile.
(15) Of the $16,225 paid to Mr. Earyes in 1996 as All Other Compensation, $747 and $4,036 was for life and medical insurance premiums, respectively; and $11,442 was accrued by the Corporation for the benefit of Mr. Earyes pursuant to a profit-sharing/401(k) plan.
(16) Includes $3,580 paid on behalf of Mr. Earyes for periodic club dues and $765 representing the personal use value of a company-owned automobile.
(17) Of the $11,398 paid to Mr. Earyes in 1995 as All Other Compensation, $406 and $4,280 was for life and medical insurance premiums, respectively; and $6,712 was accrued by the Corporation for the benefit of Mr. Earyes pursuant to a profit-sharing/401(k) plan.


Report of the Benefit/Compensation Committee on Executive
Compensation

     The Benefit/Compensation Committee ("Committee"), as directed by the Corporation's Board of Directors, is responsible for all matters pertaining to executive compensation. The Committee is entirely composed of directors of the Corporation. The members of the Committee have compiled the following report and presented the same to the entire Board of Directors for their approval.

     Through the Bank, defined compensation policies have been implemented to properly analyze, describe and evaluate various positions in the Corporation and the Bank for the determination of their relative worth. This basis is used to establish a salary structure for executive officers and senior management that is both internally equitable and externally competitive. The Committee takes into consideration the following ten factors in making recommendations to the Board of Directors, on an annual basis, as to base salary for the Chief Executive Officer and other members of senior management:

 1.  Return on assets
 2.  Return on equity
 3.  Earnings
 4.  Growth in deposits
 5.  Current economic climate
 6.  Familiarity with market area
 7.  Length of service, experience and age
 8. Comparison with peer and core groups -- currently the committee relies upon an independent study to determine these comparisons and it is contemplated that these studies will continue.
 9.  Number of branches
 10. Any other factors deemed by the Committee to be beneficial to the Corporation.


     No set numerical figure has been fixed to any of the factors so as to allow the greatest flexibility to adjust to changing economic conditions.

     The Committee meets without the Chief Executive
Officer's presence to evaluate his performance and reports on the evaluation to the outside Directors of the Board of Directors.

     The Board of Directors in January, 1997 approved an incentive bonus plan for the Chief Executive Officer and other members of senior management. This plan, which includes at-risk compensation payable in cash and stock options, was approved and recommended by the Benefit/Compensation Committee. At-Risk compensation is determined on an annual basis by analyzing specific goals that are established at the beginning of the year. The at-risk compensation for the Chief Executive Officer and other members of senior management is based on the performance of the Corporation and its success in attaining specific strategic goals. The at-risk compensation plan includes both short-term and long-term incentives. The short-term incentives are accomplished through potential payment of the annual cash bonus. Equity ownership, representing long-term incentive compensation, is achieved through the stock options.

     The bank must maintain a current CAMELS rating of "2" before any at-risk compensation is considered. Performance targets are established for certain strategic performance factors. The targets integrate commonly-accepted industry standards with specific goals established for LA Bank. In addition, the strategic performance factors are weighted to reflect the relative importance of each, as established by the Board of Directors.

     The potential payout under the Incentive Plan is based upon the combined actual performance against the established performance targets for the Bank.

Submitted by the members of the Benefit/Compensation
Committee:



Harry F. Schoenagel, William C. Gumble, and Donald E.
Chapman


Directors' Compensation

     During 1996, the Bank's Board of Directors met on a monthly basis; Directors received $1,000 per month and were allowed one paid absence per year; and Bruce D. Howe, the Chairman, received $500 in addition to his monthly
Directors' fee of $1,000 or $1,500 per month in the aggregate. Mr. Howe was also allowed one paid absence per year from a meeting of the Bank's Board of Directors. During 1996, the Board of Directors of the
Corporation held six (6) meetings. Directors received no remuneration for attendance at meetings of the Board of Directors of the Corporation in excess of remuneration each of them received for attendance at meetings of the Board of Directors of the Bank.



Salary Continuation Plan for Directors

     The Bank has entered into an agreement with its directors to establish a non-qualified salary continuation plan (the "Salary Continuation Plan"). If such director continues to serve as a director of the Corporation until he attains sixty-five (65) years of age, the Corporation agrees to pay him a guaranteed annual payment in each of ten years on the first day of the month following such director's 65th birthday. Each director's guaranteed annual payment is based upon the future value of the life insurance purchased with the funds which would otherwise be used to pay the directors' compensation. If such director attains sixty-five (65) years of age, but dies before receiving ten annual payments, then the Corporation will continue to make these payments to such director's designated beneficiary or to the representative of his estate. In the event that such director dies while serving as a director but prior to the attainment of sixty-five (65) years of age, then the Corporation shall remit a guaranteed annual payment for a period of ten years to such director's designated beneficiary or to the representative of his estate. The Bank has obtained life insurance (designating the Bank as the beneficiary) on each participating director in an amount which will cover the Bank's obligations under the Salary Continuation Plan. This plan is based upon certain actuarial assumptions in seeking funding through life insurance policies. In 1996, the Bank accrued $80,490 as an expense for the Salary Continuation Plan, of which approximately $3,440 was allocated to Mr. Martines.

     The salary continuation plan for Messrs. Martines, Howe, Chapman and Davis was established in July, 1987; for Messrs. Gumble and Schoenagel in July, 1990; and for Mr.
Clauss, in July, 1993.

Employment Agreement with Mr. Martines

     The Corporation and the Bank entered into a 5-year employment agreement with Mr.Martines, the Chief Executive Officer of the Corporation and the President and Chief Executive Officer of the Bank. Mr. Martines' annual base salary at September1, 1993, the date of commencement of the agreement, was $125,000. His salary will increase each year in accordance with a merit review by the Board of Directors. Under the agreement, his salary is increased each year by not less than the minimum average increase of other senior executive personnel. Mr. Martines receives the employee fringe benefits that are received by all personnel of the Bank as well as standard perquisites that are given to officers of comparable financial institutions in similar capacities. Mr. Martines has agreed to serve as the Chief Executive Officer of the Corporation without any additional compensation. At the end of the first year of the term of the agreement, the term is automatically extended for one additional year; therefore, there is a constant 5-year term in effect on the first day of September of each year.

     Mr. Martines may unilaterally terminate his employment with the Corporation and the Bank if: (1)his health should become impaired to an extent that it makes continued performance of his duties hazardous to his physical or mental health or his life; (2)without his consent, any assignment of duties or limitation of powers is made that is not contemplated by the agreement;
(3)he is removed or is not re-elected to any of the positions that he holds currently (except if terminated for cause); (4)a reduction in the rate of compensation is made; (5)without his consent, the current fringe benefits and perquisites are modified or terminated; and (6)there is a "change in control."

     For purposes of the agreement, a "change in control" means: (1)the acquisition of the beneficial ownership of at least twenty-five percent (25%) of the Corporation's voting securities or all or substantially all of the assets of the Corporation or the Bank or both by a single person or entity or a group of affiliated persons or entities; (2)the merger, consolidation or combination of the Corporation or the Bank or both with an unaffiliated corporation in which the directors of the Corporation or the Bank or both, immediately prior to such merger, consolidation or combination constitute less than a majority of the board of directors of the surviving, new or combined entity;
or (3)during any period of two consecutive years during the term of the agreement, persons who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof. The date of a change in control shall mean the earlier of: (1)the first date on which a person, entity, or group of affiliated persons or entities, acquire the beneficial ownership of twenty-five percent (25%) or more of the Corporation's voting securities; (2)the date of the transfer of all or substantially all of the Corporation's or the Bank's assets; (3)the date on which a merger, consolidation or combination is consummated; or (4)the date on which persons who formerly constituted a majority of the Board of Directors of the Corporation ceased to be a majority.

     Upon termination of employment by Mr. Martines for the above reasons, the Bank shall pay to him, no later than 30 days after the date of termination and for a period of three years, annual compensation prorated into monthly payments equal to his annual base salary on the date of termination or on the date six months prior to the date of termination, whichever is greater. In the event of termination as a result of a change in control, Mr. Martines may, at his option, elect to receive in one lump sum the aggregate present value of the above termination payments.
The present value shall be determined by the federal discount rate published under Section 1274(d) of the Internal Revenue Code of 1986, as amended, then in effect, and compounded semi-annually.


Employment Agreement with Louis M. Martarano

     The Corporation and the Bank entered into a 5-year employment agreement with Louis M. Martarano, the Vice President and Assistant Secretary of the Corporation and the Senior Vice President of the Bank. Mr. Martarano's annual base salary at September1, 1993, the date of commencement of the agreement, was $87,500. His salary will increase each year in accordance with the terms of the agreement. Under the agreement, his salary is increased each year by not less than the minimum average increase of other senior executive personnel. Mr. Martarano receives the employee fringe benefits that are received by all personnel of the Bank, as well as standard perquisites that are given to officers of comparable financial institutions in similar capacities. Mr. Martarano has agreed to serve as Vice President and Assistant Secretary of the Corporation without any additional compensation. At the end of the first year of the term of the agreement, the term is automatically extended for one additional year; therefore, there is a constant 5-year term in effect on the first day of September of each year.

     The agreement with Mr. Martarano has the same terms and conditions as described above, with respect to the agreement with Mr. Martines relating to voluntary termination by Mr. Martarano, to a change in control of the Corporation and to termination payments.


RATIFICATION OF CORPORATION'S 1997 STOCK OPTION PLAN
(ITEM 2)

General

     The Corporation's shareholders are also being requested to approve the Corporation's 1997 Stock Option Plan (the "Option Plan") adopted by the Board of Directors of the Corporation on February 11, 1997, subject to shareholder approval. The following is a summary of the major provisions of the Option Plan and is qualified in its entirety by reference to the Option Plan which is attached hereto, marked Exhibit A and incorporated by reference in its entirety into this Proxy Statement.

     The Plan constitutes an element of the 1997 At-Risk Compensation Plan of the Corporation. Each year's cash bonus is determined by the extent to which financial targets for the year are achieved by the Corporation. Each participant in the At-Risk Compensation Plan will receive an option with an aggregate exercise price equal to the amount of cash bonus for the year payable to the participant.


Purpose and Eligible Participants

     The Option Plan is intended to secure for the Corporation and its shareholders the benefits arising from share ownership by those officers and key employees of the Corporation and the Bank who will be responsible for the Corporation's future growth and continued success.
The Option Plan is intended to provide an incentive to officers and key employees by providing them with an opportunity to acquire an equity interest or increase an existing equity interest in the Corporation, thereby increasing their personal stake in its continued success and progress. The Option Plan is also intended to enable the Corporation to obtain and retain the services of officers and key employees by providing them with an opportunity to acquire shares under the terms and conditions of the Option Plan. Directors who are not officers or key employees are not eligible for awards under the Option Plan.


Shares Available

     The number of shares of the Common Stock which may be issued pursuant to the Option Plan shall not exceed in the aggregate 50,000 shares. If an outstanding option for any reason expires or is terminated without the issuance of shares (whether or not cash or other consideration is paid with respect to such shares), such shares not issued as a result may again be subject to an option under the Option Plan. In addition, the number of shares available under the Option Plan is subject to adjustment in the event of stock dividends, stock splits, merger and other similar events.


Administration of the Option Plan

     The Option Plan is administered in the
Benefits/Compensation Committee of the Board of Directors of the Corporation (the "Committee") currently consisting of three outside directors, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The
Committee shall at all times consist of at least two directors, each of whom shall not be an employee or officer of the Corporation or of its subsidiary, receive compensation directly or indirectly in an amount required to be disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K or have an interest in a transaction requiring disclosure thereunder, or be engaged in a business relationship requiring disclosure under Item 404(a) thereof.

     The Committee shall have authority to interpret the provisions of the Option Plan, to construe the terms of any option, to prescribe, amend and rescind rules and regulations relating to the Option Plan, to determine the terms and provisions of options granted thereunder, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Option Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Option Plan or in any option in the manner and to the extent it shall deem expedient to effectuate the purposes and intent of the Option Plan and shall be the sole and final judge of such expediency.

     Any power granted to the Committee either in the Option Plan or by the Board of Directors may at any time be exercised by the Board of Directors, and any determination by the Committee shall be subject to review and reversal or modification by the Board of Directors on its own motion, except that the Board of Directors may not impair the rights of optionees under options previously granted.


Form and Provision of Awards

     The option price of stock options and the period during which such option can be exercised is fixed by the Committee, but in no case can the exercise price be less than 100% of the fair market value (as determined under the Option Plan) of the shares at the time the option is granted or awarded. Each option and all rights thereunder shall expire and the option shall no longer be exercisable on a date not later than ten years from the date such option was granted or awarded. An option can generally be exercised only by the optionee, and only while he is employed by the Corporation. However, an option can be exercised up to one year after the optionee's death, disability or retirement, up to 30 days after involuntary termination of employment, and up to 90 days after any termination of employment at the discretion of the Committee, but only to the extent the option was exercisable at termination of employment and would have otherwise remained exercisable. Transfer of employment between the Corporation and a subsidiary or between two subsidiaries does not constitute termination of employment for this purpose.


Term of Option Plan; Amendments; Termination

     The Option Plan became effective on February 11, 1997, subject to shareholder approval and, if so approved, will terminate on February 11, 2007. No grants or awards may be made under the Option Plan after its expiration date, but grants or awards made prior thereto may extend beyond the termination date. The Board of Directors may at any time and from time to time terminate or modify or amend the Option Plan in any respect, except that, without shareholder approval, the Board may not: (a) materially increase the benefits accruing to participants under the Option Plan, (b) increase the number of shares of the Common Stock which may be issued under the Option Plan or (c) modify the requirements as to eligibility for participation under the Option Plan. The termination or modification or amendment of the Option Plan cannot, without the consent of an optionee, affect his or her rights under an option previously granted or awarded to him or her. With the consent of the optionee, the Board of Directors may amend an outstanding option in a manner not inconsistent with the Option Plan.


Federal Income Tax Consequences

     The grant of a non-qualified stock option (which is the type of option to be granted or awarded under the Option
Plan) does not result in taxable income for the optionee or in a deduction for the Corporation. However, the exercise of a non-qualified stock option results in ordinary income for the optionee and a deduction for the Corporation measured by the difference between the exercise price and the fair market value of the shares received at the time of exercise. The Corporation's income tax withholding obligation can be satisfied by either payment of cash by the optionee, or authorization to withhold Common Stock having a fair market value equal to the withholding amount, at the choice of the optionee. A sale of shares more than one year after their receipt will result in long-term capital gain or loss to the holder.


Required Vote

     Approval of the Corporation's 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of the Common Stock represented at the Annual Meeting. The Board of Directors recommends that the shareholders vote FOR approval of the Corporation's 1997 Stock Option Plan.


1994 Stock Option Plan

     The Option Plan is intended to secure for the Corporation and its shareholders the benefits arising from share ownership by those officers and key employees of the Corporation and the Bank who will be responsible for the Corporation's future growth and continued success.
The following table presents the grants that were made in 1995 and 1994 to the persons so indicated, which represents all of the options approved under the plan.


STOCK OPTION GRANTS
                                       Potential Realizable Value
                                       at Assumed Annual Rates
                                       of Stock Price
                                       Appreciation for
          Individual Grants(1)         Option Term

             Number of % of Total
             Securities  Options
             Underlying  Granted to    Exercise or
             Options     Employees in  Base Price Expiration
Name         Granted (2) Fiscal Year   ($/Sh) (2)  Date 5%($)10%($)

John G. Martines 42,000    62%     $13.80   August 8, $22.50 $35.80
(President of the (Granted-                 2005
Bank and Chief   August 8, 1995)
Executive Officer
of the Corporation)26,250  71%     $14.40   August 7, $23.50 $37.35
                  (Granted-                 2004
                 August 7, 1994)


Louis M. Martarano 15,750  23%     $13.80   August 8, $22.50 $35.80
(Senior Vice      (Granted-                 2005
President and Chief August 8, 1995)
Operating Officer
of the Bank and    10,500  29%     $14.40   August 7, $23.50 $37.35
Vice President of  (Granted-                2004
the Corporation)   August 7, 1994)


Joseph J. Earyes   10,500  15%     $13.80   August 8, $22.50 $35.80
(Senior Vice Pres- (Granted-                2005
ident and           August 8, 1995)
Chief Financial
Officer of the Bank
and Vice President
and Treasurer of
the Corporation)
____________________________
(1) No options have been exercised by Messrs. Martines, Martarano, and Earyes as of March18, 1997.
(2)  Pursuant to Section 13 of the Lake Ariel Bancorp, Inc.
1994 Stock Option Plan, all outstanding options are adjusted to reflect the 5% dividend payable in Common Stock on October 1, 1996.



Stock Performance Graph and Table

     The following graph and table compare the cumulative total shareholder return on the Corporation's Common Stock during the period December 31, 1991, through and including December 31, 1996, with (i) the cumulative total return on the SNL Securities Corporate Performance Index (1) for 35 publicly-traded banks with less than $500 million in total assets in the Middle Atlantic area (2), and (ii) the cumulative total return for all United States stocks traded on the NASDAQ Stock Market. The comparison assumes $100 was invested on December 31, 1991, in the Corporation's Common Stock and in each of the below indices and assumes further the reinvestment of dividends into the applicable securities. The shareholder return shown on the graph and table below is not necessarily indicative of future performance.





[GRAPH]


                                       Period Ended

Index   12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96

SNL <$500M Bank Index
         100.00   122.97    158.05    170.09    221.11    278.29
Nasdaq Total Return
         100.00   116.38    133.59    130.59    184.67    227.16
Lake Ariel Bancorp, Inc.
         100.00   103.06    133.23    163.73    146.90    241.11
_________________________________

(1) SNL Securities is a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries.
(2) The Middle Atlantic area comprises the states of Delaware, Pennsylvania, Maryland, New Jersey, New York, the
District of Columbia and Puerto Rico.

Certain Relationships and Related Transactions

     There have been no material transactions since January1, 1996, nor are any such transactions currently proposed, to which the Corporation or the Bank was or is to be a party and in which any director or executive officer of the Corporation, or any beneficial owner of more than 5% of the Common Stock of the Corporation (or any associate thereof, respectively), had or will have a material interest. The Corporation and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of the Corporation and the Bank and their respective associates on comparable terms and with similar interest rates as those prevailing from time to time for other non-affiliated customers of the Corporation and the Bank. Total loans outstanding from the Corporation and the Bank, at December31, 1996, to the Corporation's and the Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $1.184 million or 5.59% of the Bank's total equity capital accounts.
The largest amount of indebtedness outstanding at any time during fiscal year 1996 to the above identified group was $1.640 million or 7.75% of the Bank's total equity capital accounts. Such loans do not involve more than the normal risk of collectibility nor do they present other unfavorable features.

Principal Officers of the Corporation

     The following table sets forth selected information about the principal officers of the Corporation, each of whom is selected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                         Bank
                    Held Employee  Number of Shares Age as of
Name                Since Since    Beneficially    March18,1997
                                   Owned(1)
Bruce D. Howe, President 1983 (2)  179,253         65

John G. Martines,
Chief                    1983 (3)  102,401         50
Executive Officer

Donald E. Chapman,
Secretary                1983 (2)  59,753          60

Louis M. Martarano, Vice 1989 (3)  37,902          46
President and Assistant
Secretary

Joseph J. Earyes, Vice
President                1995 (3)  17,917          40
and Treasurer
____________________________
(1) See notes under the caption "Beneficial Ownership by Officers, Directors and Nominees" for shareholdings of these officers.
(2) Messrs. Howe, Chapman and Davis are not employees of the Corporation.
(3) Messrs. Martines, Martarano, and Earyes are full-time salaried employees of the Bank.

Principal Officers of the Bank

     The following table sets forth selected information about the principal officers of the Bank, each of whom is elected by the Board of Directors of the Bank and each of whom holds office at the discretion of the Board of Directors of the Bank:

                                        Bank  Number   Age as of
                                 Held Employeeof Shares March18,
Name    Office/Position with BankSince  Since  Owned    1997

Bruce D. Howe
Chairman of the Board            1986    (1)  179,253(2)  65

John G. Martines
President and CEO                1986    1979 102,401(2)  50

Louis M. Martarano
Senior Vice President and        1990    1981  37,902(2)  46
Chief Operating Officer

Joseph J. Earyes
Senior Vice President and        1995    1995  17,917(2)  40
Chief Financial Officer

Kathleen L. Enslin
Vice President and              1992    1975     3,106    38
Cashier

Cynthia A. Smaniotto
Vice President                  1992    1974     1,353    38

Karen T. Pasternak
Vice President                  1992    1987       614    50

Gregory G. Gula
Vice President                  1992    1990       280    33

William R. Kerstetter
Vice President                  1992    1992        21    44

Theodore G. Daniels
Vice President                  1993    1993       336    65

John P. Foley
Vice President                  1995    1995        -0-   52
____________________________
(1)  Mr. Howe is not an employee of the Bank.
(2) See notes under the caption "Beneficial Ownership by Officers, Directors and Nominees" for shareholdings of these officers.


RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
(ITEM 3)

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of Parente, Randolph, Orlando, Carey & Associates, Certified Public Accountants, of Scranton, Pennsylvania ("Parente Randolph"), as the Corporation's independent public accountants for its fiscal year ending December31, 1997. The Corporation has been advised by Parente Randolph that none of its members has any financial interest in the Corporation. Ratification of Parente Randolph will require an affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting. Parente Randolph served as the Corporation's independent public accountants for the Corporation's 1996 fiscal year.

     In addition to performing customary audit services, Parente Randolph assisted the Corporation with the preparation of its federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Corporation for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Board of Directors, after due consideration of the effect of the performance thereof on the independence of the accountants and after the conclusion by the Corporation's and the Bank's Board of Directors that there was no effect on the independence of the accountants.

     In the event that the shareholders do not ratify the selection of Parente Randolph as the Corporation's independent public accountants for the 1997 fiscal year, another accounting firm will be chosen to provide independent public accountant audit services for the 1997 fiscal year.
The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Parente Randolph as the auditors for the Corporation for the year ending December31, 1997.

     It is understood that even if the selection of Parente Randolph is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Corporation and its shareholders.


LEGAL PROCEEDINGS
General

     The nature of the Corporation's and the Bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the Corporation and the Bank, there are no proceedings pending to which the Corporation and the Bank is a party or to which their property is subject, which, if determined adversely to the Corporation and the Bank, would be material in relation to the Corporation's and the Bank's undivided profits or financial condition, nor are there any proceedings pending other than ordinary routine litigation incident to the business of the Corporation and the Bank, In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and the Bank by government authorities or others.

Environmental Issues

     There are several federal and state statutes that govern the obligations of financial institutions with respect to environmental issues. Besides being responsible under such statutes for its own conduct, a bank also may be held liable under certain circumstances for actions of borrowers or other third parties on properties that collateralize loans held by the bank. Such potential liability may far exceed the original amount of the loan made by the bank. Currently, the Bank is not a party to any pending legal proceedings under any environmental statute nor is the Bank aware of any circumstances that may give rise to liability of the Bank under any such statute.


ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December31, 1996, is being mailed with this Proxy Statement. A representative of Parente Randolph, the accounting firm which examined the financial statements in the Annual Report, will attend the Annual Meeting. This representative of Parente Randolph will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.


SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Corporation's proxy statement for its 1998 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Lake Ariel Bancorp, Inc. at the principal executive offices of the Corporation on Route 191, Post Office Box 67, Lake
Ariel, Pennsylvania 18436, not later than Wednesday,
November 26, 1997.


OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying
Proxy to vote on such matters in accordance with their judgment.


ADDITIONAL INFORMATION

     Upon written request of any shareholder, a copy of the Corporation's report on Form 10-K for its fiscal year ended
December 31, 1996, including the financial statements and the schedules thereto, required to be filed with the SEC, may be obtained, without charge, from Joseph J.Earyes, CPA, Vice President, Lake Ariel Bancorp, Inc., Post Office Box
67, Route 191, Lake Ariel, Pennsylvania 18436, telephone:
(717) 698-5695.

     In addition, a copy of the Annual Disclosure Statement of LA Bank, N.A. may be also obtained, without charge, from Joseph J. Earyes, CPA, Chief Financial Officer of the Bank.

EXHIBIT A


LAKE ARIEL BANCORP, INC.
1997 STOCK OPTION PLAN


     1.   Definitions

          As used in this Plan, the following definitions apply to the terms indicated below:

          A. "Board" means the Board of Directors of the Company.

          B. "Committee" means the Benefits/Compensation Committee of the Board. The Committee shall consist of two or more directors of the Company each of whom shall not be an employee or officer of the Company or of its Parent or Subsidiary, receive compensation directly or indirectly in an amount required to be disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K or have an interest in a transaction requiring disclosure thereunder, or be engaged in a business relationship requiring disclosure under Item 404(b) thereof.

          C.   "Company" means Lake Ariel Bancorp, Inc., a
Pennsylvania corporation.

          D. "Fair Market Value" of a Share on a given day means

               (i)  if the Shares are listed on a national
securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Shares, the average of the closing or last prices of the Shares on the Composite Tape or other comparable reporting system for the 10 consecutive trading days immediately preceding such date;

               (ii)  if the Shares are traded on the
over-the-counter market, but sales prices are not regularly reported for the Shares for the 10 days referred to in (a) above, and if bid and asked prices for the Shares are regularly reported, the average of the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market for such 10 days; and

               (iii)  if the Shares are neither listed on a
national securities exchange nor traded on the over-the-counter market, such value as the Committee, in good faith, shall determine.

          E. "Option" means a right to purchase Shares under the terms and conditions of this Plan as evidenced by an option certificate or agreement for Shares in such form, not inconsistent with this Plan, as the Committee may adopt for general use or for specific cases from time to time.
Options shall not be incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

          F. "Optionee" means a person to whom an option has been granted under this Plan.

          G. "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of the corporations in the unbroken chain (other than the Company) owns stock possessing fifty percent
(50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          H.   "Plan" means this Lake Ariel Bancorp, Inc.
1997 Stock Option Plan, including any amendments to the Plan.

          I. "Share" means a share of the Company's Common Stock, par value $.42 per share, either now or hereafter owned by the Company as treasury stock or authorized but unissued.
          J. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of the corporations in the unbroken chain (other than the last corporation in the chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          K. Options shall be deemed "granted" under this Plan on the date on which the Committee, by appropriate action, approves the grant of an Option hereunder or on such subsequent date as the Committee may designate.

          L. As used herein, the masculine includes the feminine, the plural includes the singular, and the singular includes the plural.


     2.   Purpose

          The purposes of the Plan are as follows.

          A.   To secure for the Company and its
stockholders the benefits arising from share ownership by those officers and key employees of the Company and its Subsidiaries who will be responsible for the Company's future growth and continued success. The Plan is intended to provide an incentive to officers and key employees by providing them with an opportunity to acquire an equity interest or increase an existing equity interest in the Company, thereby increasing their personal stake in its continued success and progress.

          B. To enable the Company and its Subsidiaries to obtain and retain the services of key employees, by providing such key employees with an opportunity to acquire
Shares under the terms and conditions and in the manner contemplated by this Plan.



     3.   Plan Adoption and Term

          A. This Plan shall become effective upon its adoption by the Board, and Options may be issued upon such adoption and from time to time thereafter; provided, however, that the Plan shall be submitted to the Company's stockholders for their approval at the next annual meeting of stockholders. If the Plan is not approved by the affirmative vote of the holders of a majority of all securities present in person or by proxy and entitled to vote at a duly called stockholders' meeting at which a quorum representing a majority of all such securities is present and voting on this Plan, then this Plan and all Options then outstanding under it shall forthwith automatically terminate and be of no force and effect.

          B.   Subject to the provisions hereinafter
contained relating to amendment or discontinuance, this Plan shall continue to be in effect for ten (10) years from the date of adoption of this Plan by the Board. No Options may be granted hereunder except within such period of ten (10) years.


     4.   Administration of Plan

          A.   This Plan shall be administered by the
Committee. Except as otherwise expressly provided in this Plan, the Committee shall have authority to interpret the provisions of the Plan, to construe the terms of any Option, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Options granted hereunder, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem expedient to effectuate the purposes and intent of the Plan and shall be the sole and final judge of such expediency.
          B. The Plan constitutes an element of the 1997 Incentive Bonus Plan of the Corporation. Each year's cash bonus is determined by the extent to which financial targets for the year are achieved by the Company. The Committee shall grant to each participant in the Incentive Bonus Plan an Option with an aggregate exercise price equal to the amount of cash bonus for the year payable to the participant.

          C. No member of the Committee or the Board shall be liable for any action taken or omitted or any determination made by him in good faith relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the Plan, unless arising out of such person's own fault or bad faith.

          D. Any power granted to the Committee either in this Plan or by the Board, may at any time be exercised by the Board, and any determination by the Committee shall be subject to review and reversal or modification by the Board on its own motion, except that the Board may not impair the rights of Optionees under Options previously granted.


     5.   Eligibility

          Officers and key employees of the Company and its Subsidiaries shall be eligible for selection by the Committee to be granted Options. An employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.


     6.   Maximum Number of Shares

          Subject to adjustment as provided in Paragraph13 hereof, Options may be granted pursuant to the Plan for the purchase of not more than 50,000 Shares; provided, however, that if prior to the termination of the Plan, an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.


     7.   Option Price

          The purchase price for each Share deliverable upon the exercise of an Option shall be determined by the Committee, but shall not be less than 100% of the Fair
Market Value of such Share on the date the Option is granted.


     8.   Duration of Options

          Each Option and all rights thereunder shall expire and the Option shall no longer be exercisable on a date not later than ten (10) years from the date such Option was granted. Options may expire and cease to be exercisable on such earlier date as the Committee may determine at the time of grant. Options shall be subject to termination before their expiration date as provided herein.


     9.   Conditions Relating to Exercise of Options

          A. Except as otherwise provided in paragraph10 hereof, the Shares subject to any Option may be purchased at any time during the term of the Option, unless, at the time an Option is granted, the Committee shall have fixed a specific period or periods in which exercise must take place. To the extent an Option is not exercised when it becomes initially exercisable, or is exercised only in part, the Option or remaining part thereof shall not expire but shall be carried forward and shall be exercisable until the expiration or termination of the Option. Partial exercise as to whole Shares is permitted from time to time, provided that no partial exercise of an Option shall be for a number of Shares having a purchase price of less than $1000.

          B.   No Option shall be transferable by the
Optionee other than by will or by the laws of descent and distribution, and Options shall be exercisable during the lifetime of an Optionee only by such Optionee or by his guardian or legal representative.

          C.   Certificates for Shares purchased upon
exercise of Options shall be issued either in the name of the Optionee or in the name of the Optionee and another person jointly with the right of survivorship. Such certificates shall be delivered as soon as practical following the date the Option is exercised.

          D. An Option shall be exercised by the delivery to the Company at its principal office, to the attention of its Secretary, of written notice of the number of Shares with respect to which the Option is being exercised, and of the name or names in which the certificate for the Shares is to be issued, and by paying the purchase price for the Shares and any withholding tax required to be paid pursuant to paragraph14 hereof. The purchase price shall be paid in cash or by certified check or bank cashier's check. Alternatively, to the extent permitted by the Committee at or prior to the time of exercise and in its sole discretion, the purchase price may be paid by delivering to the Company Shares (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by the Optionee having a Fair Market Value equal to the purchase price.

          E. Notwithstanding any other provision in this Plan, no Option may be exercised unless and until (i) this Plan has been approved by the stockholders of the Company, and (ii) the Shares to be issued upon the exercise thereof have been registered under the Securities Act of 1933 and applicable state securities laws,or are, in the opinion of counsel to the Company, exempt from such registration. The Company shall not be under any obligation to register under applicable Federal or state securities laws any Shares to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under such laws in order to permit the exercise of an Option or the issuance and sale of Shares subject to such Option. If the Company chooses to comply with such an exemption from registration, the certificates for Shares issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Shares represented thereby, and the Committee may also give appropriate stop-transfer instructions to the transfer agent of the Company.

          F.   Any person exercising an Option or
transferring or receiving Shares shall comply with all regulations and requirements of any governmental authority having jurisdiction over the issuance, transfer or sale of securities of the Company or over the extension of credit for the purposes of purchasing or carrying any margin securities, or the requirements of any stock exchange on which the Shares may be listed, and as a condition to receiving any Shares, shall execute all such instruments as the Committee in its sole discretion may deem necessary or advisable.

          G.   Each Option shall be subject to the
requirement that if the Committee shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effective or obtained free of any conditions not acceptable to the Committee.


     10.  Effect of Termination of Employment or Death

          A. In the event of termination of an Optionee's employment by reason of such Optionee's death, disability, or retirement with the consent of the Board or in accordance with an applicable retirement plan, any outstanding Option held by such Optionee shall remain exercisable, only to the extent such Option was exercisable immediately prior to such termination of employment, at any time prior to its expiration date or, if earlier, the first anniversary of such termination of the Optionee's employment.

          B.   If the Company terminates an Optionee's
employment, any outstanding Option held by such Optionee shall remain exercisable, only to the extent such Option was exercisable immediately prior to such termination of employment, at any time prior to its expiration date or, if earlier, thirty(30) days after such termination of the Optionee's employment by the Company, except that the Committee may, in its discretion, elect to permit exercise for a period ending on the earlier of the expiration date of the Option and a date ninety(90) days after such termination of the Optionee's employment by the Company as to the total number of Shares purchasable under the Option as of the date of termination.

          C. In the event that an Optionee's employment ceases for any reason other than death, disability, retirement with the consent of the Board or in accordance with an applicable retirement plan or termination by the Company, all rights of any kind under any outstanding Option held by such Optionee shall immediately lapse and terminate, except that the Committee may, in its discretion, elect to permit exercise for a period ending on the earlier of the expiration date of the Option and a date ninety(90) days after the termination of employment as to the total number of Shares purchasable under the Option as of the date of termination.

          D. Whether an authorized leave of absence or absence in military or government service shall constitute termination of employment shall be determined by the Committee. Transfer of employment between the Company and a Subsidiary corporation or between one Subsidiary corporation and another shall not constitute termination of employment.


     11.  No Special Employment Rights

          Nothing contained in the Plan or in any Option shall confer upon any Optionee any right with respect to the continuation of his or her employment by the Company or a Subsidiary or interfere in any way with the right of the Company or a Subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.


     12.  Rights as a Shareholder

          An Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a certificate to him for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date of issuance of such certificate.


     13.  Anti-Dilution Provisions

          A.   In case the Company shall (i) declare a
dividend or dividends on its Shares payable in shares of its capital stock, (ii) subdivide its outstanding Shares, (iii) combine its outstanding Shares into a smaller number of Shares, or (iv) issue any shares of capital stock by reclassification of its Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares authorized under the Plan will be adjusted proportionately. Similarly, in any such event, the Committee may make such adjustments in the number of Shares subject to unexercised Options and the option prices as it deems equitable.

          B. Each Optionee will be notified of any such adjustment and any such adjustment, or the failure to make such adjustment, shall be binding on the Optionee.

     14.  Withholding Taxes

          Whenever an Option is to be exercised under the Plan, the Company shall have the right to require the Optionee, as a condition of exercise of the Option, to remit to the Company an amount sufficient to satisfy the Company's (or a Subsidiary's) Federal, state and local withholding tax obligation, if any, that will, in the sole opinion of the Committee, result from the exercise. In addition, the Company shall, at the election of the Optionee, satisfy any such withholding tax obligation by retention of Shares issuable upon such exercise having a Fair Market Value on the date of exercise equal to the amount to be withheld.


     15.  Amendment of the Plan

          The Board may at any time and from time to time terminate or modify or amend the Plan in any respect, except that, without shareholder approval, the Board may not (a) materially increase the benefits accruing to participants under the Plan, (b) increase the number of Shares which may be issued under the Plan, or (c)modify the requirements as to eligibility for participation under the Plan. The termination or modification or amendment of the Plan shall not, without the consent of an Optionee, affect his rights under an Option previously granted to him. With the consent of the Optionee, the Board may amend an outstanding Option in a manner not inconsistent with the Plan.


     16.  Miscellaneous

          A. It is expressly understood that this Plan grants powers to the Committee but does not require their exercise; nor shall any person, by reason of the adoption of this Plan, be deemed to be entitled to the grant of any Option; nor shall any rights begin to accrue under the Plan except as Options may be granted hereunder.

          B. All expenses of the Plan, including the cost of maintaining records, shall be borne by the Company.


     17.  Governing Law

          This Plan and all rights hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.